UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):
May 17, 2012

Euronet Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31648	74-2806888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3500 College Boulevard Leawood, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code: (913) 327-4200

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 17, 2012, Euronet Worldwide, Inc. (the "Company") held its annual meeting of stockholders ("Annual Meeting"). Set forth below are the final voting results for each of the proposals submitted to a vote of stockholders in connection with, and voted upon at, the Annual Meeting. The proposals and each of their respective vote tabulations are as follows:

Proposal 1: Election of Directors

The stockholders elected Paul S. Althasen, Lu M. Cordova and Thomas A. McDonnell to serve as Class III directors for a term of three years expiring at the 2015 Annual Meeting. The tabulation of votes with respect to the election of directors was as follows:

	For	Withheld	Non-votes
Paul S. Althasen	43,447,817	1,565,563	3,790,851
Lu M. Cordova	44,883,369	130,011	3,790,851
Thomas A. McDonnell	43,758,737	1,254,643	3,790,851

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders approved the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2012 fiscal year.

For	48,638,257
Against	159,045
Abstain	6,929
Broker Non-Votes	—

Proposal 3: Advisory Vote to Approve Executive Compensation

The stockholders approved, by a non-binding advisory vote, executive compensation as disclosed in the Company's proxy statement.

For	43,943,618
Against	846,240
Abstain	223,522
Broker Non-Votes	3,790,851

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EURONET WORLDWIDE, INC.

By:     /s/ Jeffrey B. Newman
Jeffrey B. Newman
Executive Vice President - General Counsel

Date: May 21, 2012